Exhibit 99.1
PCTEL Achieves $19.1 Million in Second Quarter Revenue
$37.3 Million in First Half Revenue, a 12 Percent Increase Over Same Period Last Year
Bloomingdale, IL July 28, 2011 — PCTEL, Inc. (NASDAQ: PCTI), a leader in antenna and scanning receiver solutions, announced results for the second quarter ended June 30, 2011.
Second Quarter Highlights
     $19.1 million in revenue for the quarter, an increase of 7 percent over the same period in 2010.
     Gross profit margin of 47 percent in the quarter, a one and a half percent increase over the same period in 2010.
     GAAP operating margin of negative (2) percent for the quarter, compared to negative (9) percent for the same period in 2010.
     GAAP net loss available to common shareholders of $(81,000) for the quarter, or $0.00 per diluted share, compared to a net loss of $(1.0) million, or $(0.06) per diluted share for the same period in 2010.
Non-GAAP operating profit and net income are measures the company uses to reflect the results of its core earnings. The Company’s reporting of Non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.
     Non-GAAP operating margin of 8 percent in the quarter, as compared to 6 percent in the same period in 2010.
     Non-GAAP net income of $1.4 million or $0.08 per diluted share in the quarter, as compared to $1.0 million or $0.06 per diluted share in the same period in 2010.
$68.2 million of cash, short-term investments, and long-term investments at June 30, 2011, an increase of approximately $100,000 from the preceding quarter. During the quarter the Company repurchased approximately 43,000 shares of its common stock for $260,000, and generated approximately $360,000 of cash and investments from all other sources. The Company has approximately $2.3 million remaining on its current share repurchase program authorization.

“We saw tangible evidence that our investment in high-rejection GPS antennas and our new MX scanning receiver were well-founded. Qualcomm selected our SeeGull®MX scanning receiver and SeeHawk™ analysis tool to standardize across various technologies and we sold our first HR GPS antennas in significant volumes,” said Marty Singer, PCTEL’s Chairman and CEO. “Significant orders from OEM infrastructure vendors, the government, cellular carriers, and vertical markets such as health care give us continued confidence in meeting our financial goals for the year,” added Singer.
CONFERENCE CALL / WEBCAST
PCTEL’s management team will discuss the Company’s results today at 5:15 PM ET. The call can be accessed by dialing (877) 693-6682 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 78560648. The call will also be webcast at http://investor.pctel.com/events.cfm.
REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (800) 642-1687 (U.S./Canada), or International (706) 645-9291, conference ID: 78560648.
About PCTEL
PCTEL, Inc. (NASDAQ:PCTI — News), is a global leader in propagation and wireless network optimization solutions. The company designs and develops software-based radios for wireless network optimization and develops and distributes innovative antenna solutions. The company’s SeeGull® scanning receivers, receiver-based products and CLARIFY® interference management solutions are used to measure, monitor and optimize mobile networks. PCTEL’s SeeGull scanning receivers are deployed in industry leading wireless test and measurement equipment and viewed as an essential wireless data collection tool for cellular network optimization, drive tests, and spectrum clearing. PCTEL develops and supports scanning receivers for LTE, EVDO, CDMA, WCDMA, TD-SCDMA and WiMAX networks. SeeHawk™, PCTEL’s latest analysis tool, facilitates the visualization of data from all of PCTEL’s data collection devices. PCTEL Secure, a joint venture, designs Android-based, secure communication products.
PCTEL’s MAXRAD®, Bluewave™ and Wi-Sys™ antenna solutions address public safety, military, aviation, defense and government applications; SCADA, Health Care, Energy, Smart Grid and Agricultural applications; Indoor Wireless, Wireless Backhaul, and Cellular applications. Its portfolio includes a broad range of WiMAX antennas, WiFi antennas, Land Mobile Radio antennas, and precision GPS antennas that serve innovative applications in telemetry, RFID, in-building, fleet management, and mesh networks. PCTEL provides parabolic antennas, ruggedized antennas, Yagi antennas, military antennas, precision aviation antennas and other high performance antennas for many applications. PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web sites www.pctel.com, www.antenna.com, www.antenna.pctel.com, www.rfsolutions.pctel.com or www.pctelsecure.com

PCTEL Safe Harbor Statement
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s investments in pursuing specific wireless markets for antennas, and for those relating to advanced scanning receiver capabilities required by new cellular technologies, are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.
For further information contact:

John Schoen	Jack Seller
CFO	Public Relations
PCTEL, Inc.	PCTEL, Inc.
(630) 372-6800	(630)372-6800
Jack.seller@pctel.com

PCTEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	(unaudited)
	June 30,	December 31,
	2011	2010
ASSETS

Cash and cash equivalents	$26,678	$23,998
Short-term investment securities	32,421	37,146
Accounts receivable, net of allowance for doubtful accounts of $170 and $160 at June 30, 2011 and December 31, 2010, respectively	13,807	13,873
Inventories, net	12,655	10,729
Deferred tax assets, net	1,013	1,013
Prepaid expenses and other assets	4,054	3,900

Total current assets	90,628	90,659

Property and equipment, net	13,246	11,088
Long-term investment securities	9,135	9,802
Intangible assets, net	9,931	8,865
Deferred tax assets, net	9,004	9,004
Other noncurrent assets	1,378	1,147

TOTAL ASSETS	$133,322	$130,565

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$6,381	$4,253
Accrued liabilities	5,505	7,546

Total current liabilities	11,886	11,799

Long-term liabilities	2,238	2,111

Total liabilities	14,124	13,910

Redeemable equity	931	—

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,510,419 and 18,285,784 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	18	18
Additional paid-in capital	137,768	137,154
Accumulated deficit	(21,943)	(20,578)
Accumulated other comprehensive income	90	61

Total stockholders’ equity of PCTEL, Inc.	115,933	116,655
Noncontrolling interest	2,334	—

Total equity	118,267	116,655

TOTAL LIABILITIES AND EQUITY	$133,322	$130,565

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
REVENUES	$19,109	$17,807	$37,343	$33,380
COST OF REVENUES	10,105	9,693	20,118	18,047

GROSS PROFIT	9,004	8,114	17,225	15,333

OPERATING EXPENSES:
Research and development	3,041	3,088	9,196	6,173
Sales and marketing	2,601	2,526	5,210	4,785
General and administrative	2,999	2,925	5,716	5,477
Amortization of intangible assets	661	776	1,334	1,539
Restructuring charges	—	490	—	490

Total operating expenses	9,302	9,805	21,456	18,464

OPERATING LOSS	(298)	(1,691)	(4,231)	(3,131)
Other income, net	125	87	1,855	246

LOSS BEFORE INCOME TAXES	(173)	(1,604)	(2,376)	(2,885)
Expense (benefit) for income taxes	76	(575)	(228)	(1,061)

NET LOSS	(249)	(1,029)	(2,148)	(1,824)
Less: Net loss attributable to noncontrolling interests	(274)	—	(2,055)	—

NET INCOME (LOSS) ATTRIBUTABLE TO PCTEL, INC.	$25	$(1,029)	$(93)	$(1,824)
Less: adjustments to redemption value of noncontrolling interests	(106)	—	(1,272)	—

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(81)	$(1,029)	$(1,365)	$(1,824)

Basic Earnings per Share:
Net loss available to common shareholders	$0.00	$(0.06)	$(0.08)	$(0.10)
Diluted Earnings per Share:
Net loss available to common shareholders	$0.00	$(0.06)	$(0.08)	$(0.10)

Weighted average shares — Basic	17,355	17,540	17,259	17,454
Weighted average shares — Diluted	17,355	17,540	17,259	17,454

Reconciliation GAAP To non-GAAP Results Of Operations (unaudited)
(in thousands except per share information)
Reconciliation of GAAP operating income to non-GAAP operating income (a)

			Three Months Ended June 30,		Six Months Ended June 30,
			2011	2010	2011	2010
		Operating Loss	$(298)	$(1,691)	$(4,231)	$(3,131)
(a	)	Add:
		Amortization of intangible assets	661	776	1,334	1,539
		Restructuring charges	—	490	—	490
		Share based payment — PCTEL Secure:
		-Engineering	129	—	3,363	—
		Stock Compensation:
		-Cost of Goods Sold	68	165	137	256
		-Engineering	156	205	312	354
		-Sales & Marketing	157	273	339	481
		-General & Administrative	608	912	1,023	1,416

			1,779	2,821	6,508	4,536

		Non-GAAP Operating Income	$1,481	$1,130	$2,277	$1,405

		% of revenue	7.8%	6.3%	6.1%	4.2%

Reconciliation of GAAP net income to non-GAAP net income (b)

			Three Months Ended June 30,		Six Months Ended June 30,
			2011	2010	2011	2010
		Net Income (Loss)	$25	$(1,029)	$(93)	$(1,824)
		Adjustments:
(a	)	Non-GAAP adjustment to operating loss	1,779	2,821	6,508	4,536
(b	)	Noncontrolling interest related to Non-GAAP adjustments to operating loss	(118)	—	(1,757)	—
(b	)	Investment income related to share based payment for PCTEL Secure	(66)	—	(1,715)	—
(b	)	Income Taxes	(229)	(794)	(716)	(1,358)

			1,366	2,027	2,320	3,178

		Non-GAAP Net Income	$1,391	$998	$2,227	$1,354

		Basic Earnings per Share:
		Non-GAAP Net Income	$0.08	$0.06	$0.13	$0.08

		Diluted Earnings per Share:
		Non-GAAP Net Income	$0.08	$0.06	$0.13	$0.08

		Weighted average shares — Basic	17,355	17,540	17,259	17,454
		Weighted average shares — Diluted	17,773	17,823	17,713	18,015
This schedule reconciles the company’s GAAP operating income and GAAP net income to its non-GAAP operating income and non-GAAP net income. The company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the company’s GAAP results.

(a)	These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, impairment charges, and the loss on the sale of product lines.

(b)	These adjustments include the items described in footnote (a) as well as the non-cash income tax expense, noncontrolling interest, and investment income related to noncontrolling interest.